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                                                                     EXHIBIT 3.8

                                STATE OF DELAWARE

                          CERTIFICATE OF INCORPORATION

                               A STOCK CORPORATION

                                 ARTICLE I. NAME

                 The name of this Corporation is: CAF DYE, INC.

                                ARTICLE II. AGENT

          The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent in charge thereof is: The Corporation Trust Company.

                              ARTICLE III. PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                           ARTICLE IV. SHARE STRUCTURE

          The Corporation is authorized to issue one class of stock to be designated "Common Stock." The amount of the total authorized capital stock of this Corporation is 1,000 shares of $.0001 par value common capital stock. The rights and preferences of all outstanding shares of Common Stock shall be identical. The holders of outstanding shares of Common Stock shall have the right to vote on all matters submitted to vote of the stockholders of the Corporation, on the basis of one vote per share of Common Stock owned.

                              ARTICLE V. EXISTENCE

          The Corporation shall have perpetual existence.

                       ARTICLE VI. LIABILITY OF DIRECTORS

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended in a manner more favorable to directors, a director of the Corporation shall not be personally liable to the

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Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                    ARTICLE VII. INDEMNIFICATION OF DIRECTORS

          The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation.

                      ARTICLE VIII. BALLOTING AT ELECTIONS

          Election of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                         ARTICLE IX. AMENDMENT OF BYLAWS

          The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

                           ARTICLE X. CORPORATE BOOKS

          The books of the Corporation may be kept (subject to any provision of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                            ARTICLE XI. INCORPORATOR

          The name and mailing address of the Incorporator is as follows:

                               Sharon L. McBrayer
                      Womble Carlyle Sandridge & Rice, PLLC
                     Suite 3500, 1201 West Peachtree Street
                           Atlanta, Georgia 30309-3460

          I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 23rd day of July, 2001.

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                                          BY: /s/ Sharon L. McBrayer
                                              ----------------------------------
                                              SHARON L. MCBRAYER,
                                              INCORPORATOR

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  CAF DYE, INC.

     CAF DYE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that Article 1 of the Corporation's Certificate of Incorporation shall be deleted in its entirety and replaced with the following:

                                "ARTICLE 1. NAME
              The name of this Corporation is: CAF EXTRUSION, INC.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, CAF DYE, INC. has caused this Certificate of Amendment to be executed and its corporate seal to be affixed below on this 1st day of May, 2002.

                                   CAF DYE, INC.

                                   BY: /s/ Edgar M. Bridger
                                       -----------------------------------------
                                       EDGAR M. BRIDGER, President

ATTEST:

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/s/ Darrel V. McCay
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DARREL V. MCCAY, Secretary

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